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                                                                    EXHIBIT 99.3


                               LEARN2 CORPORATION
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS

      The following unaudited pro forma combined condensed statements of operations have been prepared to give effect to the merger of Learn2 Corporation (formerly known as E-Stamp Corporation) (the "Registrant") and Learn2.com, Inc. ("Learn2.com") using the purchase method of accounting. For purposes of the pro forma data, the Registrant's consolidated statement of operations for the nine-months ended September 30, 2001 has been combined with Learn2.com's consolidated statements of operations for the period from January 1, 2001 to September 25, 2001 (merger date), as if the merger had occurred on January 1, 2001 and the Registrant's consolidated statement of operations for the year ended December 31, 2000 has been combined with Learn2's consolidated statement of operations for the year ended December 31, 2000, as if the merger had occurred on January 1, 2000.

      The unaudited pro forma combined condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the merger occurred as of the beginning of the period, nor are necessarily indicative of the future results of operations. The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Learn2.com. These estimates are subject to change.

      This unaudited pro forma combined condensed statements of operations are based upon the respective historical consolidated financial statements of the Registrant and Learn2.com and should be read in conjunction with the historical consolidated financial statements of the Registrant and Learn2.com and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information the Registrant and Learn2.com have on file with the Securities and Exchange Commission.

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                               LEARN2 CORPORATION

   UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                    UNAUDITED
                                 (IN THOUSANDS)


                                                     Learn2                     Pro Forma        Pro Forma
                                                  Corporation    Learn2.com    Adjustments       Combined
                                                  -----------    ----------    -----------       --------
Net revenues                                        $    351      $ 13,184      $     --         $ 13,535
Cost of revenues                                          87         3,133            --            3,220
                                                    --------      --------      --------         --------

Gross profit                                             264        10,051            --           10,315

Operating expenses:
   Research and development                               39         2,301            --            2,340
   Sales and marketing                                   109         5,912            --            6,021
   General and administrative                          6,008         4,424            --           10,432
   Depreciation and amortization                         142         3,407        (1,060)(a)        2,032
                                                                                    (457)(b)
   Non-recurring costs                                 2,493           381            --            2,874
                                                    --------      --------      --------         --------
Total operating expenses                               8,791        16,425        (1,517)          23,699
                                                    --------      --------      --------         --------

Operating loss                                        (8,527)       (6,374)        1,517          (13,384)
                                                                                                       --
Interest income                                          713           179            --              892
Interest expense                                         (73)       (1,578)        1,578(c)           (73)
Other income (expenses), net                               4          (129)           --             (125)
Non-cash interest expense related to beneficial
conversion feature associated with convertible
debenture                                                 --        (9,000)        9,000(d)            --
                                                    --------      --------      --------         --------
Net loss from continuing operations                   (7,883)      (16,902)       12,095          (12,690)
Net loss from discontinued operations                (11,554)           --            --          (11,554)
                                                    --------      --------      --------         --------

Net loss attributable to common stockholders        $(19,437)     $(16,902)     $ 12,095         $(24,244)
                                                    ========      ========      ========         ========

Basic and diluted loss per common share
        Continuing operations                       $  (0.20)     $  (0.32)                      $  (0.17)
                                                    ========      ========                       ========
        Discontinued operations                     $  (0.30)     $     --                       $  (0.15)
                                                    ========      ========                       ========
Net loss available to common stockholders           $  (0.50)     $  (0.32)                      $  (0.32)
                                                    ========      ========                       ========

Weighted average basic and diluted common
shares outstanding                                    38,620        52,882                         76,462(e)
                                                    ========      ========                       ========


    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.


                                      -8-
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                               LEARN2 CORPORATION
   UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                                  Learn2
                                                                Corporation     Learn2.com      Pro Forma        Pro Forma
                                                                 Historical     Historical     Adjustments       Combined
                                                                 ----------     ----------     -----------       ---------
Net revenues                                                     $      --      $  22,070      $      --         $  22,070
Cost of revenues                                                        --          6,380             --             6,380
                                                                 ---------      ---------      ---------         ---------

Gross profit                                                            --         15,690             --            15,690

Operating expenses:
   Research and development                                             --          6,891             --             6,891
   Sales and marketing                                                  --         12,146             --            12,146
   General and administrative                                        8,230          9,920             --            18,150
   Depreciation and amortization                                        --          6,060         (1,324)(f)         1,132
                                                                                                  (3,604)(g)
   Restructuring and non-recurring costs                                --            641             --               641
   Impairment of goodwill and other intangible assets                   --         17,883        (17,883)(h)            --
                                                                 ---------      ---------      ---------         ---------
Total operating expenses                                             8,230         53,541        (22,811)           38,960
                                                                 ---------      ---------      ---------         ---------

Operating loss                                                      (8,230)       (37,851)        22,811           (23,270)

Interest income                                                      3,982            632             --             4,614
Interest expense                                                      (178)          (994)           755 (i)          (417)
Other income (expenses), net                                            --            223             --               223
                                                                 ---------      ---------      ---------         ---------

Net loss from continuing operations                                 (4,426)       (37,990)        23,566           (18,850)
                                                                 ---------      ---------      ---------         ---------
Net loss from discontinued operations                             (108,400)            --             --          (108,400)
                                                                 ---------      ---------      ---------         ---------

Net loss attributable to common stockholders                     $(112,826)     $ (37,990)     $  23,566         $(127,250)
                                                                 =========      =========      =========         =========

Basic and diluted loss per common share
        Continuing operations                                    $   (0.12)     $   (0.72)                       $   (0.25)
                                                                 =========      =========                        =========
        Discontinued operations                                  $   (2.92)     $      --                        $   (1.45)
                                                                 =========      =========                        =========
        Net loss available to common stockholders                $   (3.04)     $   (0.72)                       $   (1.70)
                                                                 =========      =========                        =========

Weighted average basic and diluted common shares outstanding        37,144         52,702                           74,954 (j)
                                                                 =========      =========                        =========


    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.


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                                LEARN2 CORPORATION
                           PRO FORMA INCOME STATEMENT

                        NOTES TO THE UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


Basis Of Pro Forma Presentation

      On September 25, 2001, the Registrant finalized the acquisition of Learn2.com. Under the terms of the Agreement and Plan of Merger, dated April 19, 2001, the Registrant issued approximately 37.7 million shares of its common stock. Each share of Learn2.com common stock outstanding immediately prior to the completion of the merger automatically converted into the right to receive
0.4747 shares of common stock of the Registrant, resulting in the stockholders of the Registrant immediately prior to the consummation of the merger owning approximately 50.1% of the outstanding stock of the combined company. The former stockholders of Learn2.com, including Learn2.com's $10.0 million convertible debenture holder, received approximately 49.9% of the combined company. The transaction was accounted for using the purchase method of accounting.

      The unaudited pro forma combined condensed statements of operations for the nine-months ended September 30, 2001 and the year ended December 31, 2000 present the effect of the merger of the Registrant and Learn2.com as if the merger had occurred on January 1, 2001 and January 1, 2000. No separate unaudited pro forma combined consolidated balance sheet as of September 30, 2001 is presented as the merger of the Registrant and Learn2.com was consummated on September 25, 2001 and the merger is already reflected in the historical balance sheet of the Registrant as of September 30, 2001.

1.    Preliminary Purchase Price

      The total value of the transaction was approximately $19.7 million including approximately $6.4 million of assumed liabilities, transaction costs totaling approximately $5.8 million and a pre-closing payment of $1.0 million to Learn2.com's $10.0 million convertible debenture holder.

The following table sets forth the calculation of the purchase price (in thousands):

Total Learn2 Corporation shares outstanding prior to the merger                   37,842
Learn2 Corporation common stock per share market value at date
the merger was announced                                                         $  0.17
                                                                                 -------
                                                                                  $6,433
Ownership factor from the merger agreement                                         99.5%
                                                                                 -------
Value of Learn2 Corporation common stock issued in connection with the merger      6,401
Pre-closing payment                                                                1,000
Liabilities assumed                                                                6,433
Transaction costs                                                                  5,840
                                                                                 -------
Total                                                                            $19,674
                                                                                 =======

      Under the purchase method of accounting, the net purchase price under this transaction has been allocated to the assets and liabilities of Learn2.com based on their estimated values at the date of the


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transaction. However, the estimated fair values of the net assets acquired of
Learn2.com at the date of the transaction totaled $27.5 million, which exceeded the purchase price of $19.7 million, resulting in negative goodwill of approximately $7.8 million. The negative goodwill has been allocated to reduce proportionately the long-lived tangible and intangible assets on the basis of relative fair values.

The following table sets forth the allocation (in thousands):


                                         FAIR VALUE
                                          OF ASSETS     NEGATIVE      ADJUSTED
                                          ACQUIRED      GOODWILL     FAIR VALUE
                                          --------      --------     ----------
 Net current assets .................     $  4,593      $     --      $  4,593

 Fixed assets .......................        4,189        (1,437)        2,752

 Capitalized software ...............       14,049        (4,818)        9,231

 Other identifiable intangible assets        4,494        (1,541)        2,953

 Other non-current assets ...........          221           (76)          145
                                          --------      --------      --------

                                          $ 27,546      $ (7,872)     $ 19,674
                                          ========      ========      ========


2.    Pro Forma Adjustments

      The accompanying unaudited pro forma combined condensed statements of operations combine the historical results of the Registrant and the historical results of Learn2.com for the nine months ended September 30, 2001 and the year ended December 31, 2000. The unaudited pro forma combined condensed consolidated statements of operations have been prepared as if the merger of the Registrant and Learn2.com was completed as of January 1, 2001 and January 1, 2000 reflect the following pro forma adjustments.

      Pro forma adjustments for the nine months ended September 30, 2001

      (a) As a result of the purchase accounting allocation, the carrying values of fixed assets, capitalized software, and intangible assets, for pro forma purposes, were decreased to their adjusted fair values, therefore the associated depreciation and amortization expense related to those assets was reduced by $1.1 million for the nine months ended September 30, 2001.

      (b) To eliminate amortization of Learn2.com historical goodwill totaling $457,000.

      (c) As a result of the elimination of Learn2.com's convertible debenture, as part of the merger, for pro forma purposes interest expense was reduced by $1.5 million for the nine months ended September 30, 2001.


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      (d)   As a result of the elimination of Learn2.com's convertible debenture, for pro forma purposes, the non-cash interest expense related to the beneficial conversion of the reset from $6.00 to $0.41 was reduced by approximately $9.0 million.

      (e) Reflects issuance by the Registrant of approximately 37.7 million shares of common stock in connection with the merger. Shares used to calculate unaudited pro forma loss per share exclude the anti-dilutive effect of the Registrant's Common Stock equivalents including those assumed in the merger.

      Pro forma adjustments for the twelve months ended December 31, 2000.

      (f) To eliminate amortization of Learn2 historical goodwill totaling $1.3 million.

      (g) As a result of the purchase accounting allocation, the carrying values of fixed assets, capitalized software, and intangible assets, for pro forma purposes, depreciation and amortization expense related to those assets was reduced by $3.6 million for the year ended December 31, 2000.

      (h) To eliminate the write-off due to the impairment of Learn2 goodwill and intangibles of $17.9 million.

      (i) As a result of the elimination of Learn2's convertible debenture, as part of the merger, for pro forma purposes interest expense was reduced by $755,000 for the year ended December 31, 2000.

      (j) Reflects issuance by the Registrant of approximately 37.7 million shares of common stock in connection with the merger. Shares used to calculate unaudited pro forma loss per share exclude the anti-dilutive effect of Registrant's Common Stock equivalents including those assumed in the merger.




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